CHINA AUTO LOGISTICS INC. Formerly Fresh Ideas Media Inc.
Corporate Profile
February 2009

Stock Symbol: CALG
Sector: Business Services (Modernized logistics/auto)

Corporate Headquarters:
No. 87 No.8 Coastal Way
Floor 2,Construction Bank
FTZ,  Tianjin China
Tel: 86 (22) 25762771
Fax: 86 (22) 66271509
Email: info@shishenggroup.com
Web: www.chinaautologistics.com
Auditor: Stonefield Josephson, Inc.
Attorneys: K&L Gates
Transfer Agent:
Corporate Stock Transfer
Employees: 80

Select Financials
Year End: Dec. 31
F/D Shares Outstanding:  18,100,000
Management Ownership:  65%
Float:  6.4 million
Market Cap, February 6 : $68,780,000

IR Contact (U.S.):
Robert Agriogianis
Focus Asia Partners
Tel: 973-845-6642
Fax: 973-216-6252
www.focusasiapartners.com
Email: bob@focusasiapartners.com

With 2007 sales of approximately $152 million*, China Auto Logistics Inc,  it is one of China’s leading sellers of luxury imported automobiles and, also, is the No. 1 provider of a comprehensive one stop customs clearance, storage, delivery service and financing to auto dealers nationwide.  In its financing service the Company provides letters of credit, purchase financing and custom clearance financing. The Company also is the originator and operator of the most widely accessed subscription-based website in China’s luxury imported auto trade  www.at188.com and recently created and launched the industry transforming website www.1365car.com .  The latter site provides real-time, accurate trading information on all domestically manufactured autos matching buyers with dealers in a subscription based format.  The Company’s e-commerce business is fueled by a strong first mover advantage in the domestic auto space, and continued growth of its market leading luxury import vehicle site.   In 2008, the Company established its www.1365car.com website in six cities: Tianjin, Beijing, Xi’an, Jinan, Shenyang and Dalian.  In 2009, following expansion to six additional cities of a planned 35, its vision is to have China’s only national website for domestic and imported car buyers and dealers.

Investment Considerations
•   An experienced (13 years) operator in the dynamic Chinese auto market, the Company has unique expertise and the relationships required for success as an importer and financing service provider.

•   With four diverse revenue streams, the Company’s risks are limited and growth opportunities are multiplied.  Margins are expanding as net profits have nearly tripled over the past three years.  Revenues are growing rapidly, keeping pace with the robust Chinese auto market.

•   The Company is an established leader in the sales of imported luxury cars.

•   Growth continued in the third quarter of 2008 with sales up 26% to $48.3 million as net income increased by 366% to $1.2 million

•   The Company’s www.at188.com website already is the unchallenged number one site in its niche; and its www.1365car.com website also is expected to stand alone as the number one consumer auto site in China.

•   In 2008, the www.1365car.com website expanded from Tianjin to five other key cities: Beijing, Xi’an, Jinan, Shenyang and Dalian.  After its expansion to 12 cities, the Company will establish the only national website for autos in China

•   The Company is in excellent financial shape with strong bank lines, no long term debt and  rapid collection of account receivables.

•   Honored in 2006 by the Ministry of Commerce as being among the “Top One Hundred Enterprises” in China, the Company has an experienced management team - led by Mr. Tong Shiping - its founder in 1995.

Financial Highlights

*Note: All financial numbers in this document (including graphs) are unaudited. For more information please consult the most recent 8K filings with the US Securities and Exchange Commission.

China Auto Logistics, Inc. formerly known as Fresh Ideas Media, Inc.	Page 2

Chinese Auto Market
•   China is the 2[n]d largest auto market in the world following the US.

•   China is the fastest growing market. In 2007, auto sales increased 20%  over 2006 with total sales of 8.79 million units.

•   In the first half of 2008, despite record breaking snowstorms, lethal earthquakes, and sharp gas price increases, total auto production in China increased 16.71% and sales increased 18.52%.

•   China is expected to be the 2nd biggest market in the world for Rolls-Royce in 2008. The market for luxury auto brands continues to grow rapidly.

•   China’s auto penetration rate is 20 autos/per 1,000 people. The rate for developed nations is 400 autos/per 1,000 people.

•   While the sales of SUVs slowed down sharply worldwide, in the first 6 months of 2008, the volume of imported SUV sales in China increased 42.01% to 110,700.

First Half 2008  Auto Sales
Competition
China’s domestic automobile market is the 2nd largest in the world.. The market has grown from production of one million automobiles in 2001 to a projected ten million autos in 2009. A moderate market share offers the Company significant financial opportunity. Since its inception, the Company has been a market leader in sales of imported luxury cars due to its web-based trading and one-stop financing service package. The market at this point is highly fragmented.  While competitive threats may come, this would require a competitor to attain the level of market knowledge, overseas resources and, most importantly, the strategic alliances with major banks, as well as highly experienced management and industry authoritative websites that the Company has put in place.
Management
Mr. Tong Shiping:  CEO, President
47 years old, Bachelors in computer science, founded the Company in 1995. Under his management, the Company was honored as a “Top One Hundred Enterprises” by The China Ministry of Commerce in 2005;
Ms. Wang Xinwei:  CFO,VP
50 years old, Bachelors in accounting, CPA, Senior Internal Auditor. Joined the company in 2001 with extensive international accounting experience and has served as CFO.
Mr. Yang Bin:  General Manager, Sales Director
36 years old, Bachelors  in Economics, MBA from Tsinghua University. Extensive experience in the automobile and sales industry, Responsible for the company’s extensive client base.

SAFE HARBOR Information in this fact sheet may contain statements about future expectations, plans, prospects or performance of China Auto Logistics Inc. (the Company) that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believe," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. The Company cautions you that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  All such forward-looking statements are current only as of the date on which such statements were made. The Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Business Structure

Hengjia:  one-stop service for import dealers nationwide for financing, custom clearance and storage
Ganghui: e-commerce business unit. www.at188.com for Imports  and www.1365car.com for the domestic market .
Zhengji:  Sales of imported automobiles

Four Core Businesses
Auto Trading:
A growing affluent class in China has a naturally focused interest in owning leading international auto brands such as Mercedes, BMW, Porsche and others. By working with a well established national network of roughly 3000 auto agents and dealers in more than 100 cities, the Company has gained a significant percentage of all import auto sales in China.
Auto Financing:
In 2007, the Company captured roughly 90% of the market in China’s leading port city of Tianjin  by offering dealer financing based on its strong relationships with China’s major banks.
Auto Import Value Added Set of Services:
While competitors offer one or two similar services, the Company is uniquely able to provide all in a single package. The Company offers dealers and agents services in four key areas; auto import processing, vehicle storage, portside storage space of 325,000 square feet and financing.
Websites:
www.at188.com
Established in August 2000 to provide web-based real-time and accurate trading information on imported autos. www.at188.com entered a cooperative agreement with CCTV and portal websites  www.sohu.com, www.sina.com to create the most important website for trading information on auto imports. There are now over 300 enterprise subscribers throughout the country paying annual subscription rates of $3,350 to AT188’s comprehensive portal where:
           Average daily visitors exceed 800,000.
           Over 1100 quotations are provided every day.
           Over 100 wholesalers contribute quotations.
           China’s two leading portals access data from AT188 directly.
           91% of subscribers obtain clients through the site.
www.1365car.com
The Company’s new domestic auto site offers a myriad of growth opportunities. China’s domestic auto manufacturers launched more than 100 new models in 2007. www.1365car.com offers agents and dealers a platform for customer acquisition and promotional advertising. Auto shoppers can access real-time information on local pricing, promotions, dealer inventory and availability.  Reflecting the site’s immediate popularity, more than 100 out of approximately 120 full service dealerships in Tianjin became subscribers. The site has received:
          More than 1.5 million hits per day.
          More than 6 million hits in its one day record.
          More than 9000 visitors browsing on line at any one time.
          More than 300 quotes per day from online dealers.
          Recently, the Company has contracted with Xiali, China’s No.1 mini-car manufacturer, for on-line sales, the very first of its kind sales model  in China.

 In 2009, the Company plans further strong growth through the expansion of www.1365car.com to at least 6 new cities.   In fact, the Company has targeted 35 new cities over the next three years and expects to establish China’s only national auto website for consumers and dealers.  With an expectation of strong continuing growth in financing income, the Company also plans to add such new online services as insurance and extended warranties, as well as used vehicle trading.